UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2011

LEAPFROG ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31396	95-4652013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6401 Hollis Street, Suite 100 Emeryville, California	94608-1071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 420-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 31, 2011, LeapFrog Enterprises, Inc. (“LeapFrog” or “we”), certain financial institutions (“Lenders”) and Bank of America, N.A., as agent for the Lenders (the “Agent”) entered into an amendment (the “Amendment”) to the Amended and Restated Loan and Security Agreement, dated as of August 13, 2009 (the “A&R Loan Agreement”), between LeapFrog, the Lenders and the Agent. The Amendment, among other things, (i) extends the maturity date of the A&R Loan Agreement to August 13, 2013, (ii) reduces, from and after January 1, 2011, the applicable interest rate margins to a range of 0.50% to 1.00% above the applicable base rate for base rate loans, and 2.25% to 2.75% above the applicable LIBOR rate for LIBOR rate loans, in each case depending on our borrowing availability, and (iii) reduces, from and after January 1, 2011, the unused line fee to 0.375% per year if utilization of the line is greater than or equal to 50%, and to 0.50% per year if utilization of the line is less than 50%. The obligations under the A&R Loan Agreement remain collateralized by substantially all of our assets. A description of the A&R Loan Agreement was previously included in the Company’s Current Report on Form 8-K filed on August 13, 2009.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed herewith:

Exhibit Number	Description
10.1	Amendment No. 2 to Amended and Restated Loan Agreement, dated as of January 31, 2011, between LeapFrog Enterprises, Inc., certain financial institutions and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeapFrog Enterprises, Inc.

	By:	/s/ Mark A. Etnyre
Date: February 3, 2011		Mark A. Etnyre Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 2 to Amended and Restated Loan Agreement, dated as of January 31, 2011, between LeapFrog Enterprises, Inc., certain financial institutions and Bank of America, N.A.